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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

            This Employment Agreement, dated as of April 7, 2006 (the "Effective Date") is by and between The Greenbrier Companies, Inc., a Delaware corporation (the "Company"), and Mark J. Rittenbaum ("Employee").

                                    RECITALS

      A. Employee currently serves as the Senior Vice President and Treasurer of the Company.

      B. The Company desires to obtain the continued services of Employee in that capacity and to provide for benefits in the event of termination of Employee's employment following a change of control of the Company. Employee is willing to serve the Company in such capacity upon the terms and subject to the conditions set forth in this Agreement.

            THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.    EMPLOYMENT

      1.1 Employment of Employee. The Company agrees to employ Employee, and Employee agrees to serve, as the Company's Senior Vice President and Treasurer during the Term and upon the conditions set forth in this Agreement.

      1.2 Responsibilities. Employee shall report to the President and Chief Executive Officer ("CEO") of the Company. He shall be responsible for the duties customarily performed by, and shall possess the powers and exercise the responsibilities customary of, the position set forth in Section 1.1. Employee agrees to abide by all the policies, practices and rules of the Company.

      1.3 Extent of Duties. Employee shall devote his reasonable full-time energies and efforts exclusively in furtherance of the business of the Company and its affiliates and shall not be engaged in any other business activity; provided, that nothing in this Agreement shall preclude Employee from serving as a director or member of a committee of any company or organization, the business of which does not conflict or compete with the business of the Company or its affiliates, or from engaging in charitable, community and political activities, or investing his personal assets in activities in which his participation is that of an investor.

      1.4 Location. The Company shall not require Employee to be based at any office that is located more than 35 miles from where Employee's office is located as of the date of this Agreement, during the Term of this Agreement. If the Company should require Employee to relocate to an office located more than 35 miles from his current location as a condition of continuing his employment with the Company and Employee declines to relocate, then Employee's termination of employment shall be deemed a termination by the Company without

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Cause, and Employee shall be entitled to severance benefits in accordance with
Section 7.1 of this Agreement.

2.    TERM

      2.1 Term. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue for a period of two years from that date, unless such Term is renewed as provided for in Section 2.2.

      2.2 Renewal. On the date that is one year from the Effective Date of this Agreement, and on each successive anniversary of that date (the "Anniversary Date") the Term shall be automatically renewed and extended for one additional year unless, within 90 days prior to such Anniversary Date, the Company or Employee provides written notice to the other party that the Term shall not be so renewed and extended. Employee may, upon not less than 60 days' written notice to the Company, elect to treat the Company's notice of non-renewal of this Agreement as a notice of termination of Employee's employment by the Company other than for Cause. If Employee makes such an election, then (a) Employee shall not be obligated to perform services for the Company after the expiration of such 60 days' notice period, and (b) Employee shall be entitled to the severance benefits provided for in Section 7.1.

3.    COMPENSATION AND BENEFITS

      3.1 Base Salary. The Company shall pay Employee a Base Salary, which shall be $235,000 per year as of the Effective Date, and shall be adjusted annually by the CEO. The Base Salary shall be payable in accordance with the Company's usual and customary payroll practices, but no less frequently than monthly installments.

      3.2 Annual Bonus. The Company shall pay Employee an Annual Bonus each year during the Term in an amount to be determined by the CEO, based on achievement of performance goals established or approved by the CEO, all in consultation with the Compensation Committee of the Company's Board of Directors (the "Committee"). Employee's target Annual Bonus amount shall equal 50 percent of Employee's annual Base Salary, but the actual amount of Employee's Annual Bonus for any year may be an amount less than, greater than, or the same as the target amount. Such Annual Bonus shall be paid to Employee in cash (subject to normal withholding and payroll deductions) within 120 days following the end of the fiscal year in which such Annual Bonus shall be earned.

      3.3 Employee Benefits. Employee shall be entitled to participate in all employee benefit plans or programs and to receive all benefits for which salaried employees of the Company generally are eligible, now or hereafter established and maintained by the Company, to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof. Such employee benefits currently include, but are not limited to, group medical, prescription drug, dental, vision, and life insurance, and participation in the Company's 401(k) plan and employee stock purchase plan. Notwithstanding the foregoing, nothing in this Agreement shall preclude the amendment or termination of any such

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plan or program, on the condition that such amendment or termination is applicable generally to all senior officers of the Company or any subsidiary or affiliate of the Company.

      3.4 Additional Life Insurance. In addition to the employee benefits described in Section 3.3, the Company shall obtain and/or keep in force life insurance coverage for Employee in the face amount of not less than $1,000,000, for as long as Employee is employed by the Company. The policy currently in force that satisfies the requirements of this Section 3.4, and any successor or replacement for such policy, is referred to as the "Northwestern Policy." The Northwestern Policy shall be structured such that the after-tax cash surrender value of the policy shall be not less than $200,000 as of the date Employee attains age 62. If Employee's employment terminates as a result of a voluntary termination by Employee, the Company shall surrender to Employee the Company's rights to the Company portion of the cash surrender value under the Northwestern Policy. If Employees' employment terminates as a result of a termination by the Company without Cause or following a Change of Control (including, without limitation, any termination that is deemed to have occurred following a Change of Control in accordance with Section 8.1), the Company shall continue to pay the premiums for the Northwestern Policy for a period of two years following the Date of Termination, as provided for under Section 7.1(b) or Section 8.1(b), as applicable, and at the end of such two-year period shall surrender to Employee the Company's rights to the Company portion of the cash surrender value under the Northwestern Policy.

      3.5 Target Benefit Program. The Company shall make a contribution on Employee's behalf to the Greenbrier Leasing Corporation Manager Owned Target Benefit Plan (the "Target Benefit Plan") or to a successor or replacement plan of a similar type that the Company or its affiliates may adopt, in accordance with the terms of such plan, for each fiscal year in which Employee is employed by the Company for any portion of such fiscal year.

      3.6 Equity Based Compensation Programs. Employee shall be eligible to participate in the Company's restricted stock or options programs, and shall receive such awards as may be determined by the Committee from time to time.

      3.7 Paid Time Off. During the Term, Employee shall be entitled to five weeks of paid time off ("PTO") during each fiscal year of the Company, to be taken at times which do not unreasonably interfere with performance of Employee's duties. PTO shall accrue ratably during the fiscal year. Any unused portion of such PTO may not be carried forward from year-to-year by Employee, consistent with the Company's general policy for officers of the Company.

      3.8 Use of Automobile. The Company will also furnish to Employee an automobile for his use in performing his duties on behalf of the Company, without cost to him, consistent with past practices of the Company and its subsidiaries.

      3.9 Business Expenses. The Company shall pay or reimburse Employee for all reasonable travel or other expenses incurred by Employee in connection with the performance of his duties and obligations under this Agreement, subject to Employee's presentation of appropriate vouchers in accordance with such procedures as the Company may from time-to-

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time establish for senior officers and to preserve any deductions for federal income taxation purposes to which the Company may be entitled.

4.    CONFIDENTIAL INFORMATION

Employee acknowledges that a substantial portion of the information pertaining to the affairs, business, clients, or customers of the Company or any of its affiliates (any or all of such entities hereinafter referred to as the "Business"), as such information may exist from time to time, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which are essential to the performance of Employee's duties under this Agreement. Employee agrees not to use or disclose any confidential information during the Term or thereafter other than in connection with performing Employee's services for the Company in accordance with this Agreement (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such confidential information for his own purposes or for the benefit of any person, firm, association or corporation (except the Business) and shall use his reasonable efforts to prevent the unauthorized disclosure of any such confidential information by others. As used in this Section 4, the term "confidential" shall not include information which, at the time of disclosure or thereafter, is generally available to and known by the public, other than as a result of a breach of this Agreement by Employee.

5.    COVENANT NOT TO COMPETE

In consideration of payment by the Company of the severance payment provided for in Section 7 of this Agreement, Employee agrees that during his employment and, in the event that Employee voluntarily terminates his employment with the Company, for a period of one year after such termination of employment, Employee will not directly or indirectly own (as an asset or equity owner), or be employed by or consult for, any business in direct competition with the Company in the same product or service lines in which the Company is engaged at the time Employee terminates his employment; provided that ownership of one percent (1%) or less of the outstanding stock of a publicly traded corporation will not be deemed to be a violation of this Agreement.

6. ENFORCEMENT

Employee agrees that the restrictions set forth in Section 5 are reasonable and necessary to protect the goodwill of the Company. If any of the covenants set forth therein are deemed to be invalid or unenforceable based on the duration or otherwise, the parties contemplate that such provisions shall be modified to make them enforceable to the fullest extent permitted by law. In the event of a breach or threatened breach by Employee of the provisions set forth in Sections 4 or 5, Employee acknowledges that the Company will be irreparably harmed and that monetary damages shall be an insufficient remedy to the Company. Therefore, notwithstanding the arbitration provisions of Section 9.1, Employee consents to enforcement of Sections 4 or 5, by means of temporary or permanent injunction and other appropriate equitable relief in any competent court, in addition to any other remedies the Company may have under this Agreement or otherwise.

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7.    SEVERANCE PAYMENT

      7.1 Effect of Termination of Employment. If, during the Term, the Company terminates Employee's employment for any reason other than "Cause" (as defined in Section 7.2), or other than in the event of a Change of Control (as defined in Section 8.2):

            (a) The Company shall pay Employee a lump sum severance payment equal to the sum of: (i) an amount equal to two times Employee's Base Salary as in effect immediately preceding the date of Employee's termination of employment, plus (ii) an amount equal to two times the Average Bonus, plus (iii) the Pro Rated Bonus. "Pro Rated Bonus" shall mean the sum of the following: (x) with respect to the fiscal year in which such termination occurs, an amount equal to the Average Bonus multiplied by a fraction, the numerator of which is the number of days during such fiscal year (which begins September 1) that Employee is employed and the denominator of which is 365; plus (y) with respect to the fiscal year immediately preceding the fiscal year in which such termination occurs, the Average Bonus, but if and only if Employee has not received an annual bonus with respect to such fiscal year. "Average Bonus" shall mean the average of the two most recent annual bonuses received by the Employee prior to the year in which his termination of employment occurs. The Company may condition the receipt of the severance payment provided for in this Section 7.1 on Employee having first provided to the Company a signed, comprehensive release of claims against the Company and its affiliates as of the date of termination, in the form attached as Exhibit A to this Agreement. Such severance payment shall be paid within 30 days following the date Employee signs the release of claims required under this Section 7.1.

            (b) For a period of two years following the Date of Termination (as defined in Section 8.2(d)), the Company shall continue to provide or pay the cost of all employee benefits provided pursuant to Sections 3.3, 3.4 and 3.5 to Employee and/or Employee's family, and shall continue to furnish an automobile to Employee, at the Company's expense. If Employee becomes reemployed with another employer during such period and is eligible to receive such benefits under another employer provided plan, the Company shall not be obligated to continue to provide such benefits, to the extent that reasonably similar benefits are available to Employee pursuant to such employer-provided plan. The Company may satisfy its obligations under this Section 8.1(b), in part, by paying the applicable premiums for continuation coverage pursuant to COBRA for Employee and/or his family, for as long as such coverage is available under COBRA under the law. "COBRA" refers to the Consolidated Omnibus Budget Reconciliation Act of 1985.

            (c) All unvested stock options and restricted stock grants held by Employee shall become fully vested and exercisable as of the Date of Termination.

      7.2 Termination by the Company for "Cause". In the event that the Company terminates Employee's employment for "Cause" prior to expiration of the Term, Employee's earned but unpaid Base Salary as of the effective date of such termination shall be paid in full.

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The Company shall have no obligation to pay the severance payment described in
Section 7.1, and no other benefits shall be provided, or payments made by the Company pursuant to Section 3 of this Agreement, except for benefits which shall already have become vested under the terms of programs maintained by the Company or its affiliates for salaried employees generally. "Cause" shall mean: (a) gross negligence or willful misconduct in the performance of Employee's material duties, if Employee has failed to fully cure the unsatisfactory performance within 15 days of receipt of written notice by the Company of the grounds for termination for Cause; (b) the commission of embezzlement, theft, material fraud or other acts of dishonesty; (c) violation by Employee of any of the material provisions of this Agreement; (d) conviction of or entrance of a plea of guilty or nolo contendre to a felony or other crime which has or may have a material adverse effect on Employee's ability to carry out his duties under this Agreement; (e) conduct involving moral turpitude; or (f) failure or refusal to carry out the reasonable and material directives of the CEO.

8.    CHANGE OF CONTROL

      8.1 Termination in the Event of a Change of Control. If, during the Term and following a Change of Control, the Company terminates Employee's employment other than for Cause, or Employee terminates his employment either without any reason during the Window Period or for Good Reason, then the Company shall pay or provide the benefits set forth in subsections (a) - (c) below. If a Change of Control occurs and if Employee's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for purposes of Section 8 of this Agreement the termination shall be deemed to have occurred following a Change of Control.

            (a) The Company shall pay to Employee in a lump sum in cash, within 30 days after the Date of Termination, the aggregate of the following amounts:
Employee's Base Salary through the Date of Termination to the extent not previously paid, plus the Pro Rated Bonus (defined in Section 7.1(a)), plus an amount equal to two and one-half times the amount of the sum of (x) the Employee's Base Salary and (y) the Average Bonus (as defined in Section 7.1(a). "Base Salary" shall mean Employee's current annual base salary in effect at the time a Change in Control occurs.

            (b) For a period of two years following the Date of Termination, the Company shall continue to provide or pay the cost of all employee benefits provided pursuant to Sections 3.3 and 3.4 to Employee and/or Employee's family, and shall continue to furnish an automobile to Employee, at the Company's expense. In addition, the Company shall provide Employee with the Change in Control benefits provided for under the terms of the Target Benefit Plan. If the Employee becomes reemployed with another employer during such period and is eligible to receive employee benefits under another employer provided plan, the Company shall not be obligated to continue to provide such benefits, to the extent that reasonably similar benefits are available to the Employee pursuant to such employer-provided plan. The Company may satisfy its obligations under this Section 8.1(b), in part, by paying the applicable premiums for

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                                                                          Page 6
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continuation coverage pursuant to COBRA for Employee and/or his family, for as long as such coverage is available under COBRA under the law. "COBRA" refers to the Consolidated Omnibus Budget Reconciliation Act of 1985.

            (c) All unvested stock options and restricted stock grants held by Employee shall become fully vested and exercisable as of the Date of Termination.

      8.2 Definitions. For purposes of this Agreement, the following definitions shall apply:

            (a) "Change of Control" shall mean the occurrence of any of the following:

                  (i) The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d - 3 promulgated under the Exchange Act) of 50 percent or more of the stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of the Company (irrespective of whether at the time stock of any class or classes of the Company shall have or might have voting power by reason of the happening of any contingency); provided, however, that for purposes of this subsection (a), the following acquisitions will not constitute a Change of Control:
                        (i) any acquisition directly from the Company; (ii) any acquisition by the Company or a subsidiary of the Company; or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

                  (ii) The individuals who, as of the date of this Agreement, are the members of the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute a majority of the Board, unless the election or appointment, or nomination for election or appointment, of any new member of the Board was approved by a vote of a majority of the Incumbent Board of Directors, then such new member shall be considered as though such individual were a member of the Incumbent Board.

                  (iii) The consummation of a merger or consolidation involving the Company if the stockholders owning the capital and profits ("ownership interests") of the Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50 percent of the combined voting power or ownership interests of the Company, or the entity resulting from such merger or consolidation, in substantially the same proportion as their ownership of the

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                                                                          Page 7
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                        combined voting power or ownership interests outstanding
                        immediately before such merger or consolidation.

                  (iv) The sale or other disposition of all or substantially all of the assets of the Company.

                  (v) The dissolution or the complete or partial liquidation of the Company.

            (b) "Good Reason" shall mean:

                  (i) A material change in Employee's status, positions, duties or responsibility as an Employee of the Company as in effect immediately prior to the Change of Control which may reasonably be considered to be an adverse change, except in connection with the termination of Employee's employment for Cause or due to death, or resulting from Employee's decision for any reason other than for Good Reason;

                  (ii) A reduction by the Company of Employee's Base Salary exceeding 5 percent of Employee's prior year's Base Salary (or an adverse change in the form or timing of the payment thereof) as in effect immediately prior to the Change of Control;

                  (iii) A reduction by the Company of Employee's Annual Bonus exceeding 20 percent of Employee's prior year's Annual Bonus (unless such reduction relates to the amount of Annual Bonus payable to Employee for the achievement of specified performance goals, or to the attainment of profitability levels of the Company or certain of its subsidiaries, and the non-achievement of such goals and/or the non-attainment of profitability levels of the Company or certain of its subsidiaries, is the reason for the reduction in Employee's Annual Bonus compared to the prior year's bonus);

                  (iv) the Company's requiring the Employee to be based at any office more than 35 miles from where Employee's office is located immediately prior to the Change of Control.

                  (v) the Company fails to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place, provided that such successor has received at least ten

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                        days' prior written notice from the Company or the
                        Employee of the requirements of Section 8 of this Agreement.

            (c) "Window Period" shall mean the 30 - day period immediately following the first anniversary of the effective date of the Change of Control transaction.

            (d) "Date of Termination" shall mean (i) if Employee's employment is terminated by the Company for Cause, or by the Employee during the Window Period or for Good Reason, the date of receipt of the Notice of Termination of any later date specified therein, as the case may be, (ii) if the Employee's employment is terminated by the Company other than for Cause, the date on which the Company notified the Employee of such termination, and (iii) if Employee's employment is terminated by reason of the Employee's death, the date of such death.

      8.3 Notice of Termination. Any termination by the Company for Cause, or by the Employee without any reason during the Window Period or for Good Reason, shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and (iii) if the Date of Termination (as defined above) is other than the date of receipt of such notice, specifies the termination date of such notice. The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Company hereunder or preclude the Employee or the Company from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

      8.4 Limitation on Change of Control Payments and Benefits.

            (a) Notwithstanding anything in this Agreement to the contrary, and except as provided in Section 8.4(b), below, if any of the payments or benefits to be made or provided in connection with the Agreement, together with any other payments or benefits which the Employee has the right to receive from the Company or any entity which is a member of an "affiliated group" (as defined in section 1504(a) of the Code without regard to section 1504(b) of the Code) of which the Company is a member constitute an "excess parachute payment" (as defined in section 280G(b) of the Code), the payments or benefits to be made or provided in connection with this Agreement will be reduced to the extent necessary to prevent any portion of such payments or benefits from becoming nondeductible by the Company pursuant to section 280G of the Code or subject to the excise tax imposed under section 4999 of the Code. The determination as to whether any such decrease in the payments or benefits to be made or provided in connection with this Agreement is necessary must be made in good faith by a nationally recognized accounting firm (the "Accounting Firm"), and such determination will be conclusive and binding upon Employee and the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the

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

Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. In the event that such a reduction is necessary, Employee will have the right to designate the particular payments or benefits that are to be reduced or eliminated so that no portion of the payments or benefits to be made or provided to Employee in connection with the Agreement will be excess parachute payments subject to the deduction limitations under section 280G of the Code and the excise tax under section 4999 of the Code.

            (b) The limitation on Change of Control payments and benefits set forth in Section 8.4(a) shall not apply if (i) a Change of Control is consummated after December 31, 2005 and on or before December 31, 2006, and (ii) Employee's employment is terminated during the Term and following the Change of Control (including, without limitation, any termination that is deemed to have occurred following a Change of Control in accordance with Section 8.1), either by the Company other than for Cause or by Employee for Good Reason or without any reason during the Window Period. If (i) and (ii) occur, then, in addition to paying or providing the full amount of payments and benefits provided for in
Section 8.1(a) - (c), the Company shall pay Employee a tax gross-up payment in an amount sufficient to compensate Employee for any excise tax related to
Section 4999 of the Internal Revenue Code and any federal, state and local taxes due to the gross-up payment.

9.    GENERAL PROVISIONS

      9.1 Dispute Resolution. The parties shall attempt to resolve any dispute relating to this Agreement through mediation upon written request of either party to submit the dispute to mediation. The parties will jointly appoint a mutually acceptable mediator; if the parties are unable to agree upon appointment of a mediator within 15 days of the date of request for mediation, either party may deem mediation to have failed to resolve the dispute, and may submit the dispute to arbitration in accordance with this Section 9.1. Upon appointment of a mediator, the parties agree to participate in good faith in mediation and negotiations relating thereto for 15 days. Any dispute relating to this Agreement that cannot be resolved by the parties or through mediation will be resolved by arbitration as provided in this Section 9.1. Disputes will be resolved by arbitration administered by the Arbitration Service of Portland, Inc. Judgment upon the arbitration award may be entered in any court having jurisdiction thereof, and the resolution of the dispute as determined by the arbitrator will be final and binding on the parties. Any such arbitration will be conducted in Portland, Oregon. If the total amount in dispute is less than $100,000, there will be one arbitrator. If the total amount in dispute is $100,000 or more, three arbitrators will hear the dispute. The arbitrator(s) must have experience as a state or federal judge or such alternate qualifications as the parties may agree upon. The Company shall pay the fees and costs of the arbitrator(s) and the hearing and each party shall be responsible for its own expenses and those of its counsel and representatives.

      Any party may seek, without inconsistency with this Agreement, from any court located in the state of Oregon any injunctive or provisional relief that may be necessary to protect the rights or property of that party pending the establishment of the arbitral tribunal (or pending the arbitral tribunal's determination of the merits of the controversy).

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                                                                         Page 10

      The parties will be allowed discovery in accordance with the Federal Rules of Civil Procedure. The Federal Rules of Evidence shall govern the conduct of the arbitration hearing.

      Except as otherwise provided in this Section, the arbitrator will have the authority to award any remedy or relief that a court of Oregon could order or grant.

      Unless otherwise agreed to by the parties, the arbitrator's decision and award must be in writing, signed by the arbitrator and include an explanation of the arbitrator's reasoning.

      Neither party nor the arbitrator may disclose the existence, content, or results of any arbitration under this section without the prior written consent of the other party to this Agreement.

      This Section 9.1 shall survive termination, amendment or expiration of any of the agreements or relationships between the parties.

      9.2 Withholding Taxes. The Company may directly or indirectly withhold from any payments made under this Agreement all federal, state, city or other taxes and other amounts as permitted or required by law, rule or regulation.

      9.3 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by overnight mail as follows:

            (a)   To the Company:

                  The Greenbrier Companies, Inc.
                  Director - Human Resources Department
                  One Centerpointe Drive, Suite 200
                  Lake Oswego, OR 97035

            (b)   To Employee:

                  ________________________
                  ________________________
                  ________________________

            (c)   With copies to:

                  The Greenbrier Companies, Inc.
                  One Centerpointe Drive, Suite 200
                  Lake Oswego, OR 97035
                  Attention: General Counsel

or to such other address as either party shall have previously specified in writing to the other.


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      9.4 Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, Employee and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. Because of the unique and personal nature of Employee's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Employee.

      9.5 Governing Law. The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Oregon without regard to the conflict of laws rules of Oregon.

      9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

      9.7 Integration. This Agreement contains the complete, final and exclusive agreement of the parties relating to Employee's employment, and supersedes all prior oral and written employment agreements or arrangements between the parties.

      9.8 Amendment. This Agreement cannot be amended or modified except by a written agreement signed by Employee and the Company.

      9.9 Waiver. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the party against whom the waiver is claimed, and any such waiver shall not bee deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

      9.10 Severability. The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

                                    THE GREENBRIER COMPANIES, INC.:

                                    By: /s/ Joseph K. Wilsted
                                        --------------------------------

                                    EMPLOYEE:

                                    /s/ Mark J. Rittenbaum
                                    ------------------------------------
                                    Mark J. Rittenbaum

                                                            Employment Agreement

                                                                       EXHIBIT A

                                RELEASE OF CLAIMS

      Employee, together with his heirs, family members, executors, administrators, agents and assigns (the "Employee") hereby waives any legal rights and releases and forever discharges The Greenbrier Companies, Inc., ("Greenbrier") its subsidiaries, affiliates, officers, directors, shareholders, employees, agents and attorneys (collectively, the "Released Parties" and individually, a "Released Party") from any and all liabilities, demands, claims, suits, actions, charges, damages, judgments, levies or executions, whether known or unknown, liquidated, fixed, contingent, direct or indirect, which have been, could have been or could be raised against any such Released Party by Employee and which relate in any way to Employee's employment by Greenbrier or termination of that employment (but excluding any amounts payable to Employee pursuant to Section 7.1(a) of the Employment Agreement dated _________, 2006 between Greenbrier and Employee).

      Employee acknowledges the full and final waiver and release of all claims which Employee has or may have against any Released Party, specifically including without limitation all claims for relief or remedy of any type under any state or federal laws, including but not limited to the federal and state statutes relating to civil rights, employment discrimination (based on race, color, age, sex, national origin, marital status, handicap, veterans status, religion, workers compensation and family relationship), labor, employment rights or benefits, or relating to employment or termination of employment, wage payments, all as amended, and including but not limited to claims based on breach of fiduciary duty, misrepresentation, fraud, defamation, tortious conduct of any type arising from or relating to Employee's employment by Greenbrier or any termination of such employment, or any other common law theories; and including but not limited to any claims for additional compensation, back pay or benefits of any type, and including but not limited to any claim for attorney fees or costs, for reinstatement or reemployment, or for compensatory or punitive damages under any applicable statutes or common law theories, except to the extent that waiver or release of future claims is specifically prohibited by law.

      Employee acknowledges that Employee is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this Release is knowing and voluntary. Employee and Greenbrier agree that this Release does not apply to any rights or claims that may arise under ADEA after the date this Release is executed by Employee. Employee acknowledges that the consideration given for this Release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (1) he should consult with an attorney prior to executing this Release; (2) he has up to twenty one (21) days within which to consider this Release; (3) he has seven (7) days following his execution of this Release to revoke this Release; (4) this Release will not be effective until the revocation period has expired; and (5) nothing in this Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

EMPLOYEE:

____________________________________
Date signed: _______________________